UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 17, 2020

SEACOAST BANKING CORPORATION OF FLORIDA
(Exact Name of Registrant as Specified in Charter)

Florida	000-13660	59-2260678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

815 COLORADO AVENUE,	STUART	FL	34994
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code (772) 287-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SBCF	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SEACOAST BANKING CORPORATION OF FLORIDA

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2020, Seacoast Banking Corporation of Florida (the “Company”) announced the appointment of Richard Raiford as executive vice president and chief credit officer of the Company and announced that the Company’s current executive vice president and chief credit officer, David Houdeshell, will assume a newly created role as executive vice president and director of credit analytics and policy. A copy of the press release announcing the management changes is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Mr. Raiford most recently served as chief credit officer for East West Bank in California, where he was responsible for managing the risk exposure of a diverse mix of commercial and industrial, commercial real estate, and consumer credits. Mr. Raiford previously spent 28 years with JP Morgan Chase in a number of risk management, middle-market banking, and investment banking leadership roles. Mr. Raiford has a Bachelor of Arts degree in Asian studies from Amherst College and a Master of Arts degree in international relations from Johns Hopkins University.

Item 9.01. Financial Statements and Exhibits.

        (d) Exhibits

Exhibit No.	Description

99.1	Press release dated August 17, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA

Date: August 17, 2020	/s/ Dennis S. Hudson, III
DENNIS S. HUDSON, III
Chairman and Chief Executive Officer